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                                                                     EXHIBIT 2.7


                       NEXTGEN COMMUNICATIONS CORPORATION

                           REPURCHASE OPTION AGREEMENT

         This Repurchase Option Agreement (the "Agreement"), executed to be effective as of February 20, 2002 (the "EFFECTIVE DATE"), is entered into by and between NEXTGEN COMMUNICATIONS CORPORATION, a Delaware corporation ("NEXTGEN"), and W. MICHAEL SULLIVAN ("SULLIVAN").

                                    RECITALS

         WHEREAS, Sullivan currently beneficially owns 200,000 shares of Nextgen's outstanding common stock, $.001 par value per share (the "SHARES"); and

         WHEREAS, it is a condition to the execution of that certain Settlement Agreement and Mutual Release of Claims among Nextgen, Sullivan, and Point To Point Network Services, Inc., a wholly-owned subsidiary of Nextgen, executed to be effective as of February 20, 2002, that Sullivan and Nextgen enter into this Agreement.

         NOW THEREFORE, Nextgen and Sullivan agree as follows:

         1. Repurchase Option.

                  (a) Sullivan hereby grants Nextgen, at any time from the Effective Date until June 29, 2002 (the "EXPIRATION DATE"), an irrevocable, exclusive option (the "REPURCHASE OPTION") to repurchase all or any portion of the Shares for $5.00 per share (the "REPURCHASE PRICE"). The Repurchase Option shall be exercised by Nextgen by its delivery and actual receipt by Sullivan (unless Sullivan refuses to accept delivery, in which case Nextgen's tender of the notice and funds shall suffice) on or before the Expiration Date of a written notice and a certified check or wire transfer in the amount of the Repurchase Price for the Shares being repurchased to Sullivan or Sullivan's executor. Upon delivery of such notice and the payment of the Repurchase Price in accordance herewith, Nextgen shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and Nextgen shall have the right to retain and transfer to its own name the number of Shares being repurchased by Nextgen.

                  (b) Whenever Nextgen shall have the right to repurchase Shares hereunder, Nextgen may designate and assign one or more employees, officers, directors or stockholders of Nextgen or other persons or organizations to exercise all or a part of Nextgen's purchase rights under this Agreement and purchase all or a part of such Shares.

         2. Restriction on Transfer. Except for the transfer of the Shares to Nextgen or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of by Sullivan in any way until the Expiration Date.

         3. Legends. The share certificate evidencing the Shares shall be endorsed with only the following legends:



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                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION FROM REGISTRATION UNDER THE SAID ACT.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A REPURCHASE OPTION AGREEMENT BETWEEN THE CORPORATION AND W. MICHAEL SULLIVAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION. THE REPURCHASE OPTION AGREEMENT EXPIRES AND IS OF NO FURTHER FORCE OR EFFECT FROM AND AFTER JUNE 30, 2002. AFTER SUCH DATE NO FURTHER APPROVALS SHALL BE REQUIRED FOR THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, EXCEPT AS SET FORTH IN THE PRECEDING PARAGRAPH.

         4. General Provisions.

                  (a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS RULES. THE PARTIES TO THIS AGREEMENT HEREBY MUTUALLY AGREE THAT VENUE FOR ANY ACTION BROUGHT WITH RESPECT TO THIS AGREEMENT SHALL BE PROPER EXCLUSIVELY IN NEW CASTLE COUNTY, DELAWARE.

                  (b) This Agreement represents the entire agreement between the parties with respect to the subject matter herein and may only be modified or amended in writing signed by both parties.

                  (c) All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by facsimile, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to Sullivan, at such address as set forth on the signature page hereto, or at such other address as Sullivan shall, from time to time, designate to Nextgen in writing or (b) if to Nextgen, at its address set forth on the signature page of this Agreement, or at such other address as Nextgen shall have furnished to Sullivan in writing.



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                  (d) The rights and benefits of Nextgen under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by Nextgen's successors and assigns. The rights and obligations of Sullivan under this Agreement may only be assigned with the prior written consent of Nextgen.

                  (e) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

                  (f) Each party agrees to execute any further documents or instruments as the other may reasonably request to carry out the purposes or intent of this Agreement.





                  [Remainder of page intentionally left blank.]





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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day, month and year first set forth above.


NEXTGEN COMMUNICATIONS
CORPORATION                               SULLIVAN:


By:
   --------------------------------       --------------------------------------
      Frank J. Fradella                   W. Michael Sullivan
      President and Chief Executive
      Officer

Address:                                  Address:


11850 Jones Road                          9 Jefferson Road
-----------------------------------       --------------------------------------

Houston, TX 77070                         Methuen, MA 01915
-----------------------------------       --------------------------------------
{Please provide address for notice        {Please provide address for notice
purposes}                                 purposes}



                       NEXTGEN COMMUNICATIONS CORPORATION
                   REPURCHASE OPTION AGREEMENT SIGNATURE PAGE
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                      ASSIGNMENT SEPARATE FROM CERTIFICATE


         FOR VALUE RECEIVED I, W. MICHAEL SULLIVAN, hereby sell, assign and transfer to ______________ ___________________ (________) shares of the Common
Stock of NEXTGEN COMMUNICATIONS CORPORATION (the "COMPANY") standing in my name on the books of the Company represented by Certificate No. __________ and do hereby irrevocably constitute and appoint _______________ to transfer said stock on the books of the Company with full power of substitution in the premises.

         This Assignment Separate from Certificate may only be used in accordance with that certain Repurchase Option Agreement executed to be effective as of February 20, 2002.


         Dated:                     .
               ---------------------




                                                --------------------------------
                                                W. Michael Sullivan




INSTRUCTION: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. The purpose of this assignment is to enable Nextgen to exercise its "repurchase option" as set forth in the Repurchase Option Agreement without requiring additional signatures on the part of Sullivan.